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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000, except as to Note 2, which is as of February 22, 2000, relating to the consolidated financial statements, which appears in Northern States Power Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

                      PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
October 19, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS